Independent Auditors' Consent


To the Shareholders and Board of Trustees of The Saratoga Advantage Trust:

We consent to the use of our report dated October 28, 1997 for the Saratoga Advantage Trust, incorporated herein by reference.



                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP

New York, New York
October 29, 1998